UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 26, 2016

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below under Item 5.02(e) regarding the Employment Agreement (as defined below) and the PRSU Program (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Bishop Employment Agreement

On July 26, 2016, the Compensation Committee of the Board of Directors of Cepheid (the “Committee”) approved, and on July 27, 2016 Cepheid and its Chief Executive Officer, John Bishop, entered into, a new Employment Agreement (the “Employment Agreement”) that became effective upon execution, which Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.01. The Employment Agreement supersedes the prior employment agreement between Cepheid and Mr. Bishop, which had expired according to its terms. Pursuant to the Employment Agreement, Mr. Bishop will be entitled to receive an annual base salary of $735,000, subject to annual review, will continue to be eligible to participate in Cepheid’s regular health, insurance and benefit plans available to all employees, will be eligible for reimbursement of certain travel expenses and will be eligible to receive a target annual cash bonus of 100% of his base salary, subject to the terms of the applicable executive bonus plan for such year.

The Employment Agreement provides for certain severance benefits in the event of the termination of Mr. Bishop’s employment with Cepheid. Pursuant to the Employment Agreement, should Mr. Bishop’s employment be terminated without Cause, due to Retirement or in connection with an Involuntary Termination for Good Reason, in each case other than in connection with a Change of Control (as each such term is defined in the Employment Agreement), Mr. Bishop will be entitled to his accrued and unpaid compensation through the termination date plus the following benefits, contingent upon his execution of a release in favor of Cepheid: (i) a lump sum payment equal to 100% of Mr. Bishop’s target bonus for the year in which the termination occurs, prorated based on the number of months Mr. Bishop was employed by Cepheid during such year, (ii) a lump sum payment equal to (A) 12 months of Mr. Bishop’s then-current base salary and (B) 100% of Mr. Bishop’s target bonus for the year in which the termination occurs, (iii) 100% acceleration of all then-outstanding equity awards (excluding outstanding performance awards, which are addressed in the Performance-Based Restricted Stock Unit Award with Mr. Bishop), (iv) extension of the applicable exercise window of any then-outstanding options for a period ending 12 months after the termination date and (v) reimbursement of any COBRA premiums paid by Mr. Bishop during the 12-month period following his termination or, in the case of his Retirement, during the 24-month period following such termination. In lieu of such benefits, should Mr. Bishop be subject to a Termination Upon Change of Control (as defined in the Employment Agreement), Mr. Bishop will be entitled to his accrued and unpaid compensation through the termination date plus the following benefits, contingent upon his execution of a release in favor of Cepheid: (i) a lump sum payment equal to (A) 24 months of Mr. Bishop’s then-current base salary and (B) 200% of Mr. Bishop’s target bonus for the year in which the termination occurs, (ii) 100% acceleration of all then-outstanding equity awards (excluding outstanding performance awards, which are addressed in the Performance-Based Restricted Stock Unit Award with Mr. Bishop), (iii) extension of the applicable exercise window of any then-outstanding options for a period ending 12 months after the termination date and (iv)

reimbursement of any COBRA premiums paid by Mr. Bishop during the 24-month period following such termination. If payments made under the Employment Agreement would trigger the accrual of excise tax pursuant to Section 280G of the Internal Revenue Code, Mr. Bishop has the option of accepting a lesser payment that would avoid incurring this additional tax. Cepheid will not pay any “gross up” or additional amount to Mr. Bishop to offset the impact of any excise tax under Section 280G. By execution of the Employment Agreement, Mr. Bishop has agreed not to solicit any Cepheid employee to discontinue their employment relationship with Cepheid for a period of 12 months following any termination.

In addition to the foregoing, upon certain terminations of employment, Mr. Bishop is eligible for accelerated vesting of his performance-based restricted stock units as described below under “Form of Performance RSU Agreement.”

The description of Mr. Bishop’s compensation arrangements set forth herein is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.01 hereto and which is incorporated herein by reference.

Form of Performance RSU Agreement

On July 26, 2016, the Compensation Committee of Cepheid approved a performance-based equity compensation program (the “PSRU Program”). The Compensation Committee established the PRSU Program to tie a significant portion of employee equity compensation directly to Company financial performance. Under the PRSU Program, performance-based restricted stock units (“PSRUs”) will be awarded under Cepheid’s 2015 Equity Incentive Plan (the “Plan”) to eligible employees, including Cepheid’s named executive officers. For PRSU grants made in 2016, the performance period is the three-year period from January 1, 2016 to December 31, 2018. The number of PRSUs ultimately earned by each recipient will range from zero to 125% of the target PRSU number awarded to each recipient. Each PRSU will vest as to any earned PRSUs following determination and certification of the level of achievement of specified metrics by the Compensation Committee at the end of the performance period. To the extent earned, each PRSU will be settled by the issuance of one share of Cepheid common stock. Recipients of PRSUs generally must remain employed by Cepheid on a continuous basis through the end of the performance period in order to receive any amount of the PRSUs earned, except that recipients may be entitled to accelerated vesting of PRSUs in the case of the recipient’s death or disability or upon a change in control.

For PRSU awards made in 2016, the PRSU will vest 50% based on the level of achievement of a revenue metric and 50% based on the level of achievement of an operating margin metric. Each of these performance metrics has a threshold, target and maximum achievement level. The revenue metric will be calculated based on the compounded annual growth rate for GAAP revenue, on a constant currency basis, during the three-year period ended December 31, 2018. The operating margin metric will be calculated based on non-GAAP operating margin (calculated by dividing Cepheid’s non-GAAP operating income by GAAP revenue) for the 2018 fiscal year.

The percentage of achievement to be applied to each recipient’s target number of PRSUs ranges from zero to 125%, based upon the level at which the specified performance goals are achieved. If Cepheid fails to achieve the threshold level for either the revenue metric or the operating metric, then the number of PRSUs earned for such metric will be zero and the other metric will be capped at target level achievement. If Cepheid achieves above the threshold levels for both the revenue and operating metrics, a percentage based on a sliding scale from 33% to 125% will be applied to the recipient’s target number of PRSUs to determine the number of PRSUs earned, based 50% on the level of achievement of the revenue metric and 50% on the level of achievement of the operating margin metric. As soon as practicable following the end of the three-year performance period, the Compensation Committee will determine and certify the level of achievement of the performance metrics and the number of PRSUs earned by each recipient of a PRSU award. Once the performance level has been certified by the Compensation Committee, the PRSUs will be vested and settled in Cepheid common stock.

Upon a PRSU recipient’s death or Disability (as defined in the Plan) prior to the end of the three-year performance period, if such recipient has provided at least 12 months of service following the PRSU grant date, such recipient’s award will vest in a pro rata portion of his or her target number of PRSUs based on the number of months served during the performance period. Upon a Corporate Transaction (as defined in the Plan) occurring prior to the end of the three-year performance period, the PRSUs will convert to restricted stock units for the target number of PRSUs subject to time-based vesting in equal quarterly installments over the three-year performance period, provided, however, that no PRSUs shall vest unless and until such recipient has provided at least 12 months of service following the PRSU grant date. Further, in connection with a Corporate Transaction, the PRSUs are subject to, and remain eligible for any accelerated vesting provided by, the terms of the Plan and any existing change of control agreement, employment agreement or similar agreement with Cepheid. For Mr. Bishop only, in the event of a qualifying termination of employment prior to the end of the performance period, and not in connection with a Corporate Transaction, the target number of PRSUs will vest in full, contingent upon Mr. Bishop’s signing a release of claims in favor of Cepheid.

The following table sets forth the target number of PRSUs awarded to Cepheid’s current named executive officers, in each case as approved by Cepheid’s Compensation Committee on July 26, 2016:

Name	Target Number of PRSUs
John L. Bishop	75,000
Warren C. Kocmond	37,500
Daniel E. Madden	25,250
Scott A. Campbell	7,000
David H. Persing	25,250

The form of Performance-Based Restricted Stock Unit Award Agreement, including the form of Notice of Performance-Based Restricted Stock Unit Award, was also approved by Compensation Committee on July 26, 2016.

The foregoing summary of the terms and conditions of the PRSU Program does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Performance-Based Restricted Stock Unit Award Agreement, a copy of which will be filed as an exhibit to Cepheid’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title

10.01	Employment Letter dated July 27, 2016, by and between Cepheid and John Bishop.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: August 1, 2016	By:	/s/ Dan Madden
	Name:	Dan Madden
	Title:	Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title

10.01	Employment Letter dated July 27, 2016, by and between Cepheid and John Bishop.